Exhibit 10.2

GUARANTY AND SECURITY AGREEMENT

This GUARANTY AND SECURITY AGREEMENT (this “Security Agreement”) is made as of August ____, 2024, by and among LuxUrban Hotels Inc., a Delaware corporation (the “Company”), the subsidiaries of the Company named on the signature pages hereto (the “Guarantors” and individually a “Guarantor”), and ________, as the collateral agent (the “Collateral Agent”) on behalf of itself and the other purchasers of the Notes (collectively, the “Purchasers”) under the securities purchase agreement of even date herewith by and the Company and the Purchasers(the “SPA”). The Company and the Guarantors are collectively referred to in this Security Agreement as the “Grantors” and the Grantors and the Collateral Agent are collectively referred to in this Security Agreement as the “Parties.” Capitalized terms not defined herein shall have the meanings ascribed to them in the SPA.

WHEREAS, the Purchasers have purchased Notes, and additional purchasers may, through the Offering End Date, purchase additional Notes pursuant to the SPA (the “Note Placement”);

WHEREAS, as a condition precedent to the Note Placement and as security for repayment of the Notes upon the terms set forth therein and the guarantees of the Guarantors hereunder, the Guarantors agree to guaranty all obligations of the Company under the Notes, and the Grantors agree to execute and deliver this Security Agreement to the Collateral Agent (on behalf of all Purchasers) and hereby to pledge and grant to the Purchasers a lien on and security interest in all of Grantors’ rights and interest the Pledged Collateral (as defined below), whether now owned or hereafter acquired.

NOW, THEREFORE, in consideration of the premises and in order to induce the Collateral Agent and other purchasers accept the Notes, the Parties hereby agree as follows:

SECTION 1. Pledge. Each Grantor hereby pledges and delivers to the Collateral Agent (for the benefit of all Purchasers), and hereby grants to the Purchasers, a lien on and security interest in all of each Grantor’s right, title, and interest in and with respect to each of the following, whether now owned or hereafter acquired (collectively, the “Pledged Collateral”):

(a) the properties, assets, and rights of the Grantor described in Attachment 1 hereto, wherever located, whether such Grantor now has or hereafter acquires an ownership or other interest or power to transfer; and

(b) to the extent not covered by subsection (a) above, all general intangibles (including causes of action) relating to, and all proceeds of, any or all of the foregoing Pledged Collateral;

provided, however, that if a Document or Instrument (each as defined in Attachment 1 hereto) or other agreement or lease of a Grantor may not be pledged by such Grantor hereunder without the consent or approval of a counterparty thereto, such Document, Instrument, agreement or lease shall not be deemed pledged to the Purchasers, and the Purchasers shall not be deemed to have a lien on or a security interest therein, until such consent or approval of such counterparty is obtained, and the Grantors shall use commercially reasonable best efforts to obtain such consent or approval as soon as practicable following the first date on which such Document, Instrument, agreement or lease would otherwise be pledged to the Purchasers as Pledged Collateral hereunder.

For purposes of this Agreement, “proceeds” includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Grantor or the Company from time to time with respect to any of the Pledged Collateral.

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SECTION 2. Security for Obligations. This Security Agreement secures the prompt and complete (a) payment of all obligations of the Grantors to the Purchasers now or hereafter existing under this Security Agreement or the Notes; and (b) performance and observance by the Grantors of all of their respective covenants and conditions contained in the Security Agreement or the Notes. All such obligations, covenants and conditions described in the immediately preceding clauses (a) and (b), whether for principal, interest, fees, expenses, or otherwise, are hereinafter collectively referred to as the “Obligations.” Upon repayment in full of the principal and interest due and owing under the Notes (or conversion thereof in its entirety as provided under Article III or Article IV of the Notes), the Company shall provide the Collateral Agent with such UCC termination statements and other documentation necessary to terminate (the “UCC Terminations”) any UCC Financing Statements filed with respect to any and all Pledged Collateral and Collateral Agent (on behalf of all Purchasers) shall promptly execute and return same to the Company (and in no event less than five business days following receipt of such UCC Terminations); provided, that if such UCC Terminations are not executed by the Collateral Agent and delivered to the Company within such five-day period, the Company shall be entitled to prepare, execute and file same.

SECTION 3. UCC Financing Statements on Pledged Collateral. Grantors agree that at any time and from time to time each Grantor will promptly execute and deliver all further instruments, UCC financing statements, and documents, and take all further action that may be reasonably desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce the Purchasers’ rights and remedies hereunder with respect to any of the Pledged Collateral. Each Grantor shall deliver to Collateral Agent within three (3) Business Days of the date of execution of this Security Agreement a form of UCC financing statement(s) with respect to the Pledged Collateral, to be filed and recorded by the Collateral Agent at its own discretion. Collateral Agent may, at any time and from time to time, upon the occurrence and during the continuance of an Event of Default, subject to grace and cure periods under the Notes and a cure period hereunder of fourteen (14) days for the Company or any Guarantor to correct any Default, in order to facilitate the Collateral Agent’s exercise of its rights and remedies hereunder, in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees, part or all of the Pledged Collateral.

SECTION 4. Further Assurances; Information; Legending the Certificates. Each Grantor shall cooperate in the completion of, and execute and deliver, any and all notices, forms, schedules or other documents which may be filed by the Collateral Agent on its own behalf or on behalf of Grantor, including any and all required notices or statements, and do or cause to be done all such other acts and things, necessary or, in the opinion of the Collateral Agent, advisable, for the disposition of any part of the Pledged Collateral pursuant to applicable law.

SECTION 5. Representations and Warranties. Each Grantor represents and warrants to the Collateral Agent that:

(a) Except as may have been granted to Purchasers or affiliates thereof previously, to the knowledge of the Company, no currently effective UCC financing statement covering any of the Pledged Collateral is on file in any public office other than financing statements, if any, related to Permitted Liens (for purposes of this Agreement, “Permitted Liens” means (A) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and securing amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens), and with respect to which adequate reserves or other appropriate provisions are being maintained by a Grantor, (B) deposits made (and the liens thereon) in the ordinary course of business of a Grantor (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts, (C) liens for taxes not yet due and payable or which are being contested in good faith and with respect to which adequate reserves are being maintained by a Grantor, and (D) purchase money liens relating to the acquisition of equipment, machinery or other goods of a Grantor;

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(b) Such Grantor is and will remain the legal and beneficial owner of the Pledged Collateral, free of all liens and claims whatsoever, other than Permitted Liens, and with full power and authority to execute this Security Agreement and perform its obligations hereunder, and to subject the Pledged Collateral to the security interest hereunder;

(c) All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time hereafter furnished by Grantors to the Collateral Agent, and all other written information hereafter furnished by Grantors to the Collateral Agent, is and will be true and correct in all material respects as of the date furnished;

(d) The execution and delivery of this Security Agreement and the performance by each Grantor of its obligations hereunder do not and will not contravene or conflict with any provision of presently effective law or of any agreement binding upon such Grantor, and this Security Agreement is a legal, valid and binding obligation of each Grantor, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws and by general principles of equity; and

(e) For the purposes of notices under this Agreement, the Company and each of the Grantors shall accept notice at the address for notices set forth with the Company’s signature hereto.

SECTION 6. Covenants. During the term of this Security Agreement, each Grantor covenants and agrees with the Collateral Agent as follows:

(a) Such Grantor shall give the Collateral Agent written notice of any change to the address referenced in Section 5(e);

(b) Such Grantor shall duly fulfill in all material respects all obligations on its part to be fulfilled under or in connection with the Pledged Collateral and shall do nothing to impair in any material respect the rights of the Collateral Agent therein;

(c) Following the occurrence and during the continuance of an Event of Default, any proceeds of Pledged Collateral that is not subject to a prior lien, when first received by or on behalf of such Grantor, if so requested by the Collateral Agent, shall be deposited by or on behalf of Grantor in the form so received in such account as the Collateral Agent shall specify, and until so deposited shall be held in trust for and as the Collateral Agent’s property and shall not be commingled with such Grantor’s or any other Person’s other funds or properties;

(d) Such Grantor shall (i) comply in all material respects with all applicable laws with respect to the Pledged Collateral or any part thereof, (ii) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Pledged Collateral or in respect of its income or profits therefrom and all claims of any kind which, if unpaid, might by law become a lien upon the Pledged Collateral or in respect of its income or profits therefrom, except that such Grantor shall not be required to pay or discharge any such tax, assessment, charge, or claim which is being contested in good faith and by proper proceedings, and (iii) advise the Collateral Agent promptly, in reasonable detail, of any lien or claim made or asserted against any of the Pledged Collateral other than Permitted Liens;

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(e) If the validity or priority of this Security Agreement or of any right, title, security interest, or other interest created or evidenced hereby shall be attacked, endangered, or questioned or if any legal proceedings are instituted against such Grantor with respect thereto, such Grantor will give prompt written notice thereof to the Collateral Agent and will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Collateral Agent (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Security Agreement and the right, title, security interest, and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by such Grantor, and the Person incurring such expenses shall be subrogated to all rights of the Person receiving such payment;

(f) Such Grantor will, on request of the Collateral Agent, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Security Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including further security agreements, financing statements and continuation statements) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Agreement and such other instruments and to subject to the security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including any renewals, additions, substitutions, replacements or appurtenances to the Pledged Collateral; and (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including any financing statement) deemed advisable by the Collateral Agent to protect the security interest hereunder against the rights or interests of third persons;

(g) Such Grantor shall account fully and faithfully for and, if the Collateral Agent so elects, shall promptly pay or turn over to the Collateral Agent the proceeds in whatever form received from disposition in any manner of any of the Pledged Collateral. Such Grantor shall at all times keep the Pledged Collateral and its proceeds separate and distinct from other property of such Grantor and shall keep accurate and complete records of the Pledged Collateral and its proceeds;

(h) From time to time, upon demand of the Collateral Agent, such Grantor will keep and stamp or otherwise mark any and all instruments, documents and chattel paper and its individual books and records relating to any of the Pledged Collateral in such a manner as the Collateral Agent may reasonably require; and

(i) Such Grantor shall furnish the Collateral Agent all such information as the Collateral Agent may reasonably request with respect to the Pledged Collateral.

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SECTION 7. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement or any other Transaction Document; provided, however, that each Grantor shall give the Collateral Agent at least five (5) days’ written notice of the manner in which he intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Pledged Collateral or any part thereof which may have a material adverse effect on the value of the Pledged Collateral or any part thereof.

(ii) Any and all of the following shall be delivered in the ordinary course and pursuant to the Company’s Operating Agreement:

(A) dividends or interest paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; and

(B) dividends and other distributions hereafter paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus.

(iii) Any cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be delivered to Collateral Agent with the exception of cash distributions received to satisfy Grantor’s tax obligations due to Company profits and to fulfill Grantor’s covenant of Section 6(d) hereof to hold as, Pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of Grantor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) Each Grantor shall execute and deliver (or cause to be executed and delivered to the Collateral Agent) all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(b)(i) and to receive the dividends or interest payments which it is entitled to receive and retain pursuant to this Section 7.

(iii) Dividends or any other cash distributions received by any Grantor in respect of the Pledged Collateral with the exception of cash distributions received from the Company to satisfy Grantor’s tax obligations due to Company profits and to fulfill Grantor’s covenant of Section 6(d) hereof prior to payment in full of all amounts due and owing under or in connection with the Obligations (including principal, premium, if any, interest, fees and expenses on or in connection with the Obligations) shall be received and held in trust for the Collateral Agent, and will be promptly paid over to the Collateral Agent in the form received for application to the payment of such obligations until all such Obligations have been paid in full in such manner and order and at such time as the Collateral Agent shall select.

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SECTION 8. No Transfers and Other Liens. Each Grantor shall not sell, exchange or otherwise dispose of, or grant any option, warrant, or other right with respect to or any interest in, any of the Pledged Collateral or create or permit to exist any lien upon or with respect to any of the Pledged Collateral (other than (A) the lien created hereby, (B) Permitted Liens, (C) the transfer of goods, inventory and Collateral in the ordinary course of a Grantor’s business, or termination of leases as determined in good faith by the Company and (D) transfers to the Company or other subsidiaries of the Company or a Grantor which have pledged their assets as collateral to secure payment of the Secured Obligations).

SECTION 9. The Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent to be Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents, and chattel paper in connection with Section 9(a); and

(c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Pledged Collateral.

SECTION 10. The Collateral Agent May Perform. If any Grantor fails to perform any covenant or agreement herein, the Collateral Agent may itself perform, or cause performance of, such covenant or agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by Grantor.

SECTION 11. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Persons with respect to any Pledged Collateral.

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SECTION 12. Remedies upon an Event of Default; Recourse Nature of Grantor’s Obligations. If any Event of Default shall have occurred:

(a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Collateral Agent on default under the UCC, or under the laws of any other applicable jurisdiction, at that time, and the Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral, regardless of whether notice of sale has been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent is authorized to conduct any private sale of the Pledged Collateral or any part thereof in a manner that will not require the Pledged Collateral or any part thereof to be registered under the Securities Act or any other applicable securities laws. In this regard, each Grantor acknowledges and agrees that the Collateral Agent may, in its discretion, approach a restricted number of potential purchasers and that a sale under those circumstances may yield a lower price for the Pledged Collateral or any part thereof then would otherwise be obtainable if the sale of the Pledged Collateral or any part thereof were registered under the Securities Act and applicable state securities laws. Each Grantor agrees that (i) if the Collateral Agent shall so sell the Pledged Collateral or any part thereof at such a private sale or sales, the Collateral Agent shall have the right to rely upon the advice or opinion of any federally registered securities broker or dealer as to the best price reasonably obtainable upon such a private sale and (ii) such reliance shall be conclusive evidence that the Collateral Agent handled such matter in a commercially reasonable manner.

(b) In addition to the rights of the Collateral Agent under Section 7, any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and then or at any time thereafter applied in whole or in part by the Collateral Agent against, the Obligations in such order as the Collateral Agent shall select. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by the Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to Grantors, or to whomsoever may be lawfully entitled to receive such surplus, within a reasonable period of time; provided, that the Collateral Agent shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Security Agreement.

(c) Without limiting in any manner any of any Grantor’s obligations or any of the Collateral Agent’s rights under any of the other terms and provisions of this Security Agreement or under any of the terms of the Notes, each Grantor’s liability, and the Collateral Agent’s recourse to any assets of Grantor other than the Pledged Collateral, upon the occurrence of any Event of Default shall be per the Guaranty between the Collateral Agent and Grantors set forth herein.

SECTION 13. Security Interest Absolute. All rights of the Collateral Agent hereunder and all obligations of Grantors hereunder, and the security interest created hereunder shall, to the extent permitted by applicable law, be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of any of the Transaction Documents;

(b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents;

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(c) any exchange, release, or non-perfection of any collateral standing as security for the Obligations or any liabilities incurred directly or indirectly hereunder or any set-off against any of such liabilities, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Grantor, or any other Person that is obligated in respect of any of the Obligations.

SECTION 14. Continuing Security Interest; Assignment. This Security Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon each Grantor and its executors, trustees, receivers, successors and permitted assigns; and (b) inure to the benefit of and be enforceable by the Collateral Agent, and its trustees, receivers, successors and assigns. No Grantor may assign any of its rights or obligations under this Security Agreement without the Collateral Agent’s prior written consent; and any such purported assignment without such consent shall be void and ineffective.

SECTION 15. Waiver of Marshalling. All rights of marshalling of assets of each Grantor, including any such right with respect to the Pledged Collateral, are hereby waived by Grantors.

SECTION 16. No Waiver; Remedies. No failure on the part of The Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 17. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS EXECUTED BY THE PARTIES HERETO UNDER THE LAWS OF THE STATE OF DELAWARE, AND SHALL BE GOVERNED BY, ENFORCED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND APPLICABLE FEDERAL LAW.

SECTION 18. Notices: Notices, reports, and other communications hereunder shall be in writing, shall be given by personal or courier service or by mail, and shall be deemed to be given and received (i) upon the addressee’s receipt if delivered in person or by courier or (ii) upon the earlier of the addressee’s receipt and three Business Days following the date such notices, reports, and payments are placed in the United States mail, if properly posted with postage prepaid, by certified mail in an envelope properly addressed, to the addresses denoted under the signatures of the Grantors and the Collateral Agent hereto or to such other address as any Party may specify in a written notice to the other Parties in accordance with this Section 18.

SECTION 19. Headings; Certain Terms. The headings in this Security Agreement are for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Security Agreement or any provision hereof. In this Security Agreement, (a) “include” and “including” do not signify or imply any limitation, (b) “Section” refers to a Section of this Security Agreement, unless otherwise stated, (c) “hereunder,” “hereof,” “hereto,” and similar terms are references to this Security Agreement as a whole, and not to any particular provision of this Security Agreement, and (d) “UCC” refers to the Uniform Commercial Code in effect in the State of Delaware.

SECTION 20. FINAL AGREEMENT OF THE PARTIES: THIS SECURITY AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, CONSTITUTES THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

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SECTION 21. Guaranty. The Guarantors hereby, jointly and severally, absolutely, irrevocably and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Obligations and the performance of all agreements of the Company now or hereafter existing under the Transaction Documents, whether for principal, interest, fees, expenses or otherwise. In the event of any failure of the Company to pay or perform when due the Obligations under the Transaction Documents, the Guarantors will, jointly and severally, immediately pay and perform the same at the time and place, and in the funds and manner, provided for in the Transaction Documents, without set-off, counterclaim or deduction of any kind.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Security Agreement to be duly executed and delivered as of the date first above written.

COLLATERAL AGENT:

_______________________

By:
Managing Member
[address]

THE COMPANY:

LuxUrban Hotels Inc.

By:
Michael James Chief Financial Officer 2125 Biscayne Blvd., Suite 253 Miami, Florida 33137

LuxUrban LLC, a Delaware limited liability company

By:
Michael James Chief Financial Officer 2125 Biscayne Blvd., Suite 253 Miami, Florida 33137

S-Be Rentals, LLC, a Florida limited liability company

By:
Michael James Chief Financial Officer 2125 Biscayne Blvd., Suite 253 Miami, Florida 33137

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ATTACHMENT 1

All right, title, interest, claims and demands of each Grantor in and to the following property:

1.	All Accounts;

2.	All Chattel Paper;

3.	All Deposit Accounts and cash;

4.	All Documents;

5.	All General Intangibles;

6.	All Goods;

7.	All Instruments;

8.	All Intellectual Property;

9.	All Inventory;

10.	All Investment Property;

11.	All Unencumbered Equipment; and

12.	All Letter-of-Credit Rights.

To the extent not otherwise included, all proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

All capitalized terms used in this Attachment 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of Delaware as in effect from time to time.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature hereafter acquired or developed by any Grantor, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know‑how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

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